UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2012

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On May 16, 2012, the Board of Directors of Central European Distribution Corporation (the “Company”) appointed Mr. Jose Aragon to the Board of Directors of the Company. Mr. Aragon was nominated by Roust Trading Ltd. (“Roust Trading”) in accordance with Section 2.1 of the Governance Agreement, dated April 23, 2012, between the Company and Roust Trading (the “Governance Agreement”). The Governance Agreement was described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 24, 2012.

Certain Relationships and Related Transactions

Pursuant to the Governance Agreement, the Company may not make any amendments to its certificate of incorporation or bylaws that adversely changes the exculpatory or indemnification provisions existing as of the effective date of the Governance Agreement for the benefit of directors of the Company without prior written agreement of Roust Trading.

In addition, the Company will enter into the form of Indemnification Agreement with Mr. Aragon that was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: May 17, 2012